Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES SECOND QUARTER

DILUTED EPS RISE 277% TO A RECORD $2.68

Second Quarter Gross Profit More than Triples to $38.8 Million Leading to a 276%
Increase In Net Income Attributable to REX Common Shareholders of $21.9 Million

Diluted EPS for the Six Months Ended July 31, 2014 Rise to $5.35

Dayton, Ohio, (August 27, 2014) -- REX American Resources Corporation (NYSE: REX) today reported record financial results for its fiscal 2014 second quarter (“Q2 ‘14”) ended July 31, 2014. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2933

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q2 ‘14 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q2 ‘14 net sales and revenue were $150.2 million, compared with $175.4 million in Q2 ’13, principally due to reduced ethanol and distillers grains pricing. Reflecting the continued strength of ethanol crush spread margins in Q2 ’14, the Company’s gross profit rose to $38.8 million, from $10.9 million in the prior year period. As a result of the ongoing healthy ethanol industry metrics, Q2 ‘14 equity in income of unconsolidated ethanol affiliates increased to $7.2 million, compared with $4.6 million in Q2 ’13, leading to net income from continuing operations before income taxes and non-controlling interests in Q2 ‘14 of $40.7 million, compared with $10.3 million in Q2 ’13.

Net income attributable to REX shareholders in Q2 ’14 rose to $21.9 million, compared with $5.8 million in Q2 ‘13, while Q2 ’14 diluted net income per share attributable to REX common shareholders rose to a record $2.68 per share, compared to $0.71 per share in Q2 ’13. Per share results in Q2 ‘14 and Q2 ‘13 are based on 8,182,000 and 8,204,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “Favorable market dynamics combined with the efficiency of our plants, led to record second quarter net income and diluted EPS. The second quarter results further strengthened our already solid financial foundation, as cash and cash equivalents rose 45% to approximately $152.2 million, compared to the fiscal 2013 year-end levels six months prior.

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REX American Resources Q2’ 14 Results, 8/27/14

“During the second quarter, we also made significant strides in further improving our balance sheet and liquidity as we continued to allocate cash from operations to reduce consolidated plant-level debt by 18% to approximately $62 million versus January 31, 2014, lowering our interest expense by over 42%, compared to Q2 ‘13, and bringing our debt-to-capital ratio to a healthy 16%, versus 21% at January 31, 2014.”

Balance Sheet

At July 31, 2014, REX had cash and cash equivalents of $152.2 million, $50.4 million of which was at the parent company and $101.8 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $105.1 million at January 31, 2014, $63.3 million of which was at the parent company and $41.8 million of which was at its consolidated ethanol production facilities.

At July 31, 2014, REX had lease agreements, as landlord for five former retail store locations. In addition, REX has five owned former retail stores that were vacant at July 31, 2014, which it is marketing to either lease or sell. The current net book value for the Company’s remaining real estate holdings is approximately $4.0 million. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
($ in thousands)	2014	2013	2014	2013
Net sales and revenue:
Alternative energy (1)	$150,133	$175,290	$305,960	$353,614
Real estate (2)	98	99	207	199
Total net sales and revenues	$150,231	$175,389	$306,167	$353,813

Gross profit (loss):
Alternative energy (1)	$38,820	$10,890	$75,434	$19,916
Real estate (2)	(2)	(12)	9	(40)
Total gross profit	$38,818	$10,878	$75,443	$19,876

Segment profit (loss):
Alternative energy segment (1)	$41,509	$11,114	$80,385	$17,740
Real estate segment (2)	(28)	(74)	(44)	(163)
Corporate expense, net	(761)	(722)	(1,514)	(1,413)
Income from continuing operations before income taxes and non-controlling interests (2)	$40,720	$10,318	$78,827	$16,164

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth and approximately 1% for NuGen.
(2)	Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

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REX American Resources Q2’ 14 Results, 8/27/14

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Average selling price per gallon of ethanol	$2.18	$2.38	$2.16	$2.36
Average selling price per ton of dried distillers grains	$192.77	$243.49	$201.57	$253.52
Average selling price per ton of modified distillers grains	$68.49	$108.66	$81.88	$123.51
Average cost per bushel of grain	$4.47	$7.15	$4.41	$7.29
Average cost of natural gas (per mmbtu)	$5.14	$4.42	$7.27	$4.35

Segment Balance Sheet Data:

	July 31, 2014	January 31, 2014
Assets:
Alternative energy	$413,883	$356,589
Real estate	4,141	4,722
Corporate	51,496	66,557
Total assets	$469,520	$427,868

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of July 31, 2014 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	110.1	74%	81.5
NuGen Energy, LLC (Marion, SD)	114.9	99%	113.8
Patriot Holdings, LLC (Annawan, IL)	119.7	27%	32.3
Big River Resources West Burlington, LLC (West Burlington, IA)	108.2	10%	10.8
Big River Resources Galva, LLC (Galva, IL)	119.5	10%	12.0
Big River United Energy, LLC (Dyersville, IA)	123.6	5%	6.2
Big River Resources Boyceville, LLC (Boyceville, WI)	56.2	10%	5.6
Total	752.2	n/a	262.2

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REX American Resources Q2’ 14 Results, 8/27/14

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities, which in aggregate shipped approximately 752 million gallons of ethanol over the twelve month period ended July 31, 2014. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended July 31, 2014) by the ethanol production facilities in which it has ownership interests was approximately 262 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, transportation delays, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

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REX American Resources Q2’ 14 Results, 8/27/14

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Net sales and revenue	$150,231	$175,389	$306,167	$353,813
Cost of sales	111,413	164,511	230,724	333,937
Gross profit	38,818	10,878	75,443	19,876
Selling, general and administrative expenses	(4,839)	(4,194)	(11,010)	(7,935)
Equity in income of unconsolidated ethanol affiliates	7,245	4,628	15,542	6,227
Interest and other income	88	45	140	86
Interest expense	(591)	(1,029)	(1,283)	(2,084)
Losses on derivative financial instruments, net	(1)	(10)	(5)	(6)
Income from continuing operations before income taxes and non-controlling interests	40,720	10,318	78,827	16,164
Provision for income taxes	(14,009)	(3,694)	(27,925)	(5,763)
Income from continuing operations including non-controlling interests	26,711	6,624	50,902	10,401
Income from discontinued operations, net of tax	2	120	11	285
Gain on disposal of discontinued operations, net of tax	5	1	5	132
Net income including non-controlling interests	26,718	6,745	50,918	10,818
Net income attributable to non-controlling interests	(4,811)	(920)	(7,269)	(1,486)
Net income attributable to REX common shareholders	$21,907	$5,825	$43,649	$9,332

Weighted average shares outstanding – basic	8,182	8,164	8,150	8,161

Basic income per share from continuing operations	$2.68	$0.70	$5.36	$1.09
Basic income per share from discontinued operations	—	0.01	—	0.03
Basic income per share on disposal of discontinued operations	—	—	—	0.02
Basic net income per share attributable to REX common shareholders	$2.68	$0.71	$5.36	$1.14

Weighted average shares outstanding – diluted	8,182	8,204	8,166	8,204

Diluted income per share from continuing operations	$2.68	$0.70	$5.35	$1.09
Diluted income per share from discontinued operations	—	0.01	—	0.03
Diluted income per share on disposal of discontinued operations	—	—	—	0.02
Diluted net income per share attributable to REX common shareholders	$2.68	$0.71	$5.35	$1.14
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$21,900	$5,704	$43,633	$8,915
Income from discontinued operations, net of tax	7	121	16	417
Net income	$21,907	$5,825	$43,649	$9,332

Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q2’ 14 Results, 8/27/14

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands) Unaudited

	July 31, 2014	January 31, 2014
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$152,236	$105,149
Restricted cash	—	500
Accounts receivable	13,992	16,486
Inventory	17,287	19,370
Refundable income taxes	—	268
Prepaid expenses and other	5,413	4,891
Deferred taxes-net	—	2,146
Total current assets	188,928	148,810
Property and equipment-net	197,235	202,258
Other assets	5,288	5,388
Equity method investments	78,069	71,189
Restricted investments and deposits	—	223
TOTAL ASSETS	$469,520	$427,868
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$24,000	$12,226
Accounts payable – trade	6,667	6,626
Deferred taxes	3,400	—
Derivative financial instruments	371	1,141
Accrued expenses and other current liabilities	12,472	12,147
Total current liabilities	46,910	32,140
LONG TERM LIABILITIES:
Long term debt	38,000	63,500
Deferred taxes	19,597	19,613
Other long term liabilities	1,890	1,862
Total long term liabilities	59,487	84,975
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,791	144,051
Retained earnings	400,750	357,101
Treasury stock, 21,678 and 21,753 shares, respectively	(221,419)	(222,170)
Total REX shareholders’ equity	324,421	279,281
Non-controlling interests	38,702	31,472
Total equity	363,123	310,753
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$469,520	$427,868

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REX American Resources Q2’ 14 Results, 8/27/14

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands) Unaudited

	Six Months Ended July 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,918	$10,818
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, impairment charges and amortization	8,350	8,811
Income from equity method investments	(15,542)	(6,227)
Gain on disposal of real estate and property and equipment	(3)	(6)
Dividends received from equity method investments	8,592	200
Deferred income	—	(484)
Derivative financial instruments	(770)	(856)
Deferred income tax	5,323	5,410
Excess tax benefit from stock option exercises	(441)	—
Changes in assets and liabilities:
Accounts receivable	2,494	(5,842)
Inventories	2,083	(4,453)
Other assets	463	164
Accounts payable-trade	(198)	1,310
Accrued expenses and other liabilities	353	(363)
Net cash provided by operating activities	61,622	8,482
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,402)	(252)
Restricted cash	500	(500)
Restricted investments and deposits	273	180
Proceeds from sale of real estate and property and equipment	487	463
Net cash used in investing activities	(2,142)	(109)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt Loan	(13,726)	(8,629)
Stock options exercised	931	794
Payments to noncontrolling interests holders	(39)	—
Excess tax benefit from stock option exercises	441	—
Treasury stock acquired	—	(856)
Net cash used in financing activities	(12,393)	(8,691)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	47,087	(318)
CASH AND CASH EQUIVALENTS-Beginning of year	105,149	69,073
CASH AND CASH EQUIVALENTS-End of year	$152,236	$68,755
Non cash investing activities – Accrued capital expenditures	$239	$—

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